Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

RAE Systems Inc.

Sunnyvale, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-113437 and 333-109840) and Form S-8 (Nos. 333-105368, 333-88684, 333-85720, and 333-32678) of RAE Systems Inc. of our report dated March 16, 2005, relating to the consolidated financial statements of RAE Systems Inc., which appears in this Annual Report on Form 10-K.

/s/    BDO SEIDMAN, LLP

BDO Seidman, LLP

San Jose, California

March 16, 2005